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                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-54794, No. 33-54796, No. 33-54798, No. 33-95274, and No. 33-
95276) of CoreComm Incorporated (formerly Cellular Communications of Puerto Rico, Inc. (the "Company")) of our report dated February 23, 1997, with respect to the consolidated financial statements of the Company included in the Annual Report (Form 10-K) for the year ended December 31, 1996.


                                                            ERNST & YOUNG LLP


San Juan, Puerto Rico
March 27, 1997